UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2007

LookSmart, Ltd.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-26357

Delaware	13-3904355
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

625 Second Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

415-348-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On November 5, 2007, LookSmart Ltd. (the “Company”) entered into an Asset Purchase Agreement with CNET Networks, Inc. (“CNET”) to sell the Company’s FindArticles.com property to CNET in an all cash transaction valued at approximately $20.5 million. The transaction, which is subject to customary closing conditions, is expected to close within a few days and is structured as an asset sale. A copy of the Asset Purchase Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

On November 7, 2007, the Board of Directors (the “Board”) of LookSmart, Ltd. (the “Company”) approved a form of Preferred Shares Rights Agreement (as the same may be amended from time to time, the “Rights Agreement”), to be entered into between the Company and a rights agent to be selected by the Company (the “Rights Agent”). On November 7, 2007, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Common Stock of the Company (the “Common Stock”). The dividend is payable on November 20, 2007 (the “Record Date”), to the stockholders of record on that date. Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Participating Preferred Stock at an exercise price of $12.50 (as the same may be adjusted, the “Purchase Price”). The description and terms of the Rights are set forth in the Rights Agreement.

The following is a general description only and is subject to the detailed terms and conditions of the Rights Agreement, a copy of which, including the Certificate of Designations, the Form of Rights Certificate and the Summary of the Rights Plan to be provided to stockholders of the Company, will be filed on Form 8-K following execution by the Company and the Rights Agent.

Rights Evidenced by Common Share Certificates

The Rights will not be exercisable until the Distribution Date (defined below). Accordingly, Common Share certificates outstanding on the Record Date will evidence the Rights related thereto, and Common Share certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender or transfer of any certificates for Common Shares, even without notation or a copy of the Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

Distribution Date

The Rights will separate from the Common Shares, certificates for the Rights (“Rights Certificates”) will be issued and the Rights will become exercisable upon the earlier of: (i) the close of business on the tenth day (or such later date as may be determined by a majority of the Board of Directors) following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (an “Acquiring Person”) or (ii) the close of business on the tenth day (or such later date as may be determined by a majority of the Board of Directors) following the commencement of a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 20% or more of the outstanding Common Shares. The earlier of such dates is referred to as the “Distribution Date”.

Issuance of Rights Certificates, Expiration of Rights

As soon as practicable following the Distribution Date, separate Rights Certificates will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights from and after the Distribution Date. Unless otherwise determined by the Board of Directors, all Common Shares issued prior to the Distribution Date will be issued with Rights. Common Shares issued after the Distribution Date may be issued with Rights if such shares are issued (i) upon the exercise, conversion or exchange of securities issued after adoption of the Rights Agreement or (ii) pursuant to the exercise of stock options or under any employee benefit plan or arrangement. Except as otherwise determined by the Board of Directors, no other Common Shares issued after the Distribution Date will be issued with Rights. In addition, no Common Shares issued after the Distribution Date will be issued with Rights if such issuance would result in (or create a significant risk) (i) of material adverse tax consequences to the Company or the person to whom such Rights Certificate would be issued or (ii) that such options or plans would not qualify for otherwise available special tax treatment. The Rights will expire on November 7, 2010 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company or expire upon consummation of certain mergers, consolidations or sales of assets, as described below.

Initial Exercise of the Rights

Following the Distribution Date, and until the occurrence of one of the subsequent events described below, holders of the Rights will be entitled to receive, upon exercise and the payment of $12.50 per Right, one one-thousandth of a Preferred Share.

Exchange Provision

At any time after an Acquiring Person has become such and prior to the Acquiring Person beneficially owning 50% or more of the outstanding Common Shares, the Board of Directors of the Company may exchange the Rights (other than Rights owned by the Acquiring Person or its affiliates), in whole or in part, at an exchange ratio of one Common Share per Right (subject to adjustment).

Right to Buy Common Shares at Half Price

Unless the Rights are earlier redeemed or exchanged, in the event that an Acquiring Person becomes such, other than pursuant to a tender offer which is made for all of the outstanding Common Shares and approved by a majority of the Board of Directors after determining that the offer is both adequate and otherwise in the best interests of the Company and its stockholders (a “Permitted Offer”), then proper provision will be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise of a Right, one Common Share. In the event that the Company does not have a sufficient number of Common Shares available, or the Board decides that such action is necessary or appropriate and not contrary to the interests of Rights holders, the Company may, among other things, instead substitute cash, assets or other securities for the Common Shares into which the Rights would have otherwise been exercisable.

Right to Buy Acquiring Company Stock at Half Price

Similarly, unless the Rights are earlier redeemed or exchanged, in the event that, after the Shares Acquisition Date (as defined below), (i) the Company consolidates with or merges into another entity, (ii) another entity consolidates with or merges into the Company or (iii) the Company sells or otherwise transfers 50% or more of its consolidated assets or earning power, proper provision must be made so that each holder of a Right which has not theretofore been exercised (other than Rights beneficially owned by the Acquiring Person, which will thereafter be void) will thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a then current value equal to two times the Purchase Price (unless the transaction satisfies certain conditions and is consummated with a person who acquired shares pursuant to a Permitted Offer, in which case the Rights will expire).

Adjustments to Prevent Dilution

The Purchase Price payable, the number of Rights and the number of Preferred Shares, Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution as set forth in the Rights Agreement. With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price.

Rights and Preferences of the Preferred Shares

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to an aggregate dividend of 1,000 times the dividend declared per Common Share. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to accrued but unpaid dividends plus the greater of $1,000 per share and 1,000 times the aggregate per share amount to be distributed to the holders of Common Shares. Each Preferred Share will have 1,000 votes, voting together with the holders of Common Shares, except as required by law or the Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock. In the event of any merger, consolidation or other transaction in which Common Shares are changed or exchanged, each Preferred Share will be entitled to receive 1,000 times the amount received per Common Share. These rights are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation and voting rights of the Preferred Shares, the value of the one one-thousandth interest in a Preferred Share purchasable upon exercise of each Right should approximate the value of one Common Share.

Redemption

At any time prior to the close of business on the earlier of (i) the tenth day following the date (the “Shares Acquisition Date”) of public announcement that an Acquiring Person has become such or such later date as may be determined by a majority of the Board of Directors and publicly announced by the Company or (ii) the Final Expiration Date of the Rights, the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (“Redemption Price”).

No Stockholders’ Rights Prior to Exercise

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company (other than any rights resulting from such holder’s ownership of Common Shares), including, without limitation, the right to vote or to receive dividends.

Amendment of Rights Agreement

The provisions of the Rights Agreement may be supplemented or amended by the Board of Directors in any manner prior to the Distribution Date without the approval of Rights holders. After the Distribution Date, the provisions of the Rights Agreement may be supplemented or amended by the Board in order to (i) cure any ambiguity, defect or inconsistency, (ii) to make changes which are deemed necessary or advisable and do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to lengthen (A) the time period governing redemption shall be made at such time as the Rights are not redeemable, or (B) any other period unless for the purpose of protecting, enhancing or clarifying the rights of, and/or benefits to, the holders of Rights.

Certain Anti-takeover Effects

The Rights approved by the Board are designed to protect and maximize the value of the outstanding equity interests in the Company in the event of an unsolicited attempt by an acquiror to take over the Company, in a manner or on terms not approved by the Board of Directors. Takeover attempts frequently include coercive tactics to deprive a corporation’s Board of Directors and its stockholders of any real opportunity to determine the destiny of the corporation. The Rights have been declared by the Board in order to deter such tactics, including a gradual accumulation of shares in the open market of a 20% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares.

The Rights are not intended to prevent a takeover of the Company and will not do so. The Rights are not exercisable in the event of a Permitted Offer, as described above. The Rights may be redeemed by the Company at $0.01 per Right within ten days (or such later date as may be determined by a majority of the Board of Directors) after the accumulation of 20% or more of the Company’s outstanding Common Shares by a single acquiror or group. Accordingly, the Rights should not preclude any merger or business combination approved by the Board of Directors. Issuance of the Rights does not in any way weaken the financial strength of the Company or interfere with its business plans. The issuance of the Rights has no immediate dilutive effect, will not affect reported earnings per share, should not be taxable to the Company or to its stockholders and will not change the way in which the Company’s shares are presently traded. The Company’s Board of Directors believes that the Rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment. However, the Rights may have the effect of rendering more difficult or discouraging an acquisition of the Company deemed undesirable by the Board of Directors. The

Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms or in a manner not approved by the Company’s Board of Directors, except pursuant to an offer conditioned upon the negation, purchase or redemption of the Rights.

Item 2.02.	Results of Operations and Financial Condition

On November 7, 2007, LookSmart announced financial results for the third quarter ended September 30, 2007. A copy of LookSmart’s press release is attached as Exhibit 99.1 hereto and incorporated by reference herein. The information in this Current Report is being “filed” and not furnished.

The press release attached as an exhibit to this report includes “safe harbor” language pursuant to the Private Securities Litigation Reform Act of 1995, as amended, indicating that certain statements about the Company’s business and other matters contained in the press release are “forward-looking” rather than “historic.” The press release also states that a more thorough discussion of certain factors which may affect the Company’s operating results is included, among other sections, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, its quarterly reports on Form 10-Q and its other public filings, which are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K with respect to the Rights Agreement is incorporated into this Item 3.03 by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On November 7, 2007, the Company filed a Certificate of Designations of Rights, Preferences and Privileges of Series A Participating Preferred Stock with the Secretary of State of Delaware setting forth the terms of the Series A Preferred Stock issuable upon exercise of the Rights (if the Rights become exercisable) as disclosed under “Item 1.01. Entry into a Material Definitive Agreement.” A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

Item 8.01.	Other Events

On October 25, 2007, the Board of Directors of the Company appointed current director Mark Sanders as Lead Director of the Board. As Lead Director, Mr. Sanders will (1) preside at all meetings of the board at which the chair is not present, including executive sessions of independent directors; (2) serve as liaison between the chair and the independent directors; (3) approve information sent to the board; (4) approve meeting agendas for the board; (5) approve meetings schedules to assure there is sufficient time for discussion of all items; (6) have the authority to call meetings of independent directors; and (7) if requested by major stockholders, make himself available for consultation and direct communication.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

The Exhibits listed below are being filed with this Form 8-K.

2.1	Asset Purchase Agreement dated November 5, 2007 between LookSmart, Ltd. and CNET Networks, Inc.

3.1	Certificate of Designations.

99.1	Press Release dated November 7, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LookSmart, Ltd.

Date: November 7, 2007	By:	/s/ John Simonelli
John Simonelli
Chief Financial and Operating Officer